                                                                                                     Exhibit 12

STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
($ amounts in millions)
Years Ended December 31, 2004, 2003, 2002, 2001, and 2000

                                                                 2004      2003      2002      2001     2000
                                                               --------  --------  --------  -------- --------

Income (loss) from continuing operations before income taxes, minority interest and earnings attributed to mandatorily
 redeemable noncontrolling interests (1)                        $ 151.5   $  (8.2)  $(191.7)  $(253.5) $ 165.1

Less:  Equity in earnings (losses) of venture capital
       partnership investments                                    19.3      36.2     (59.3)    (84.5)   277.3

Add:   Distributed earnings of affiliates                          1.5       1.2       4.6       6.9      5.6
       Distributed earnings of venture capital
       partnership investments                                    50.4      31.8      14.2      30.5    222.4
                                                               --------  --------  --------  -------- --------

Income (loss) from continuing operations before income taxes, minority interest and equity in undistributed
 earnings of affiliates and venture capital
 partnership investments                                       $ 184.1   $ (11.4)  $ (113.6) $(131.6) $ 115.8
                                                               ========  ========  ========= ======== ========

Fixed Charges:
 Interest expense on indebtedness (2)                           $  40.8   $  39.6   $   31.4  $  27.3  $  32.7
 Stock purchase contract adjustment payments                       8.2       8.2        1.0      0.0      0.0
 Rental expense                                                    3.5       3.8        4.0      4.4      4.7
                                                               --------  --------  --------  -------- --------
Fixed charges, exclusive of interest credited on policyholder
 contract balances                                             $  52.5   $  51.6   $   36.4  $  31.7  $  37.4
 Interest credited on policyholder contract balances             195.3     207.9      181.4    133.2    109.5
                                                               --------  --------  --------  -------- --------
Total fixed charges, inclusive of interest credited on
 policyholder contract balances                                $ 247.8   $ 259.5   $ 217.8   $ 164.9  $ 146.9
                                                               ========  ========  ========  ======== ========

Income (loss) from continuing operations before income taxes, minority interest, equity in undistributed
 earnings of affiliates and venture capital
 partnership investments and fixed charges                     $ 431.9  $ 248.1    $ 104.2   $  33.3  $ 262.7
                                                               ======== ========   ========  ======== ========

Ratio of earnings to fixed charges                                 1.7      -          -         -        1.8
                                                               ======== ========   ========  ======== ========

Additional earnings required to achieve 1:1 ratio coverage     $   -    $  11.4    $ 113.6   $ 131.6      -
                                                               ======== ========   ========  ======== ========

SUPPLEMENTAL RATIO - ratio of earnings to fixed charges
exclusive of interest credited on policyholder contract balances:

Income (loss) from continuing operations before income taxes, minority interest and equity in undistributed
 earnings of affiliates and venture capital
 partnership investments                                       $ 184.1  $ (11.4)   $(113.6)  $(131.6) $ 115.8
                                                               ======== ========   ========  ======== ========

Fixed Charges:
 Total fixed charges, as above                                 $  52.5  $  51.6    $  36.4   $  31.7  $  37.4
                                                               ======== ========   ========  ======== ========

Income (loss) from continuing operations before income taxes, minority interest and equity in undistributed
 earnings of affiliates and venture capital partnership
 investments and fixed charges                                 $ 236.6  $  40.2    $ (77.2)  $ (99.9) $ 153.2
                                                               ======== ========   ========  ======== ========

Ratio of earnings to fixed charges                                 4.5      -          -         -        4.1
                                                               ======== ========   ========  ======== ========

Additional earnings required to achieve 1:1 ratio coverage     $   -    $  11.4    $ 113.6   $ 131.6  $   -
                                                               ======== ========  =========  ======== ========

(1) Earnings attributed to mandatorily redeemable noncontrolling interests included in Other operating expenses for the years 2004 through 2000 were $14.3 million, $12.0 million, $11.9 million, $6.9 million, and $5.6 million respectively.

(2) Interest expense on collateralized obligations is not included as these are non-recourse liabilities to
Phoenix and the interest expense is solely funded by assets pledged as collateral consolidated on our balance sheet.